Exhibit 99.1

For Immediate Release

Immunicon Corporation Reports

Results for the Three and Nine Months Ended September 30, 2007

Updates Estimated Financial Outlook for the Year 2007

HUNTINGDON VALLEY, PA, November 2, 2007— Immunicon Corporation {Nasdaq-Global Market: IMMC}, which is developing and commercializing proprietary cell and molecular-based human diagnostic and life-science research products with a primary focus on cancer, today announced its results of operations for the three and nine month periods ended September 30, 2007.

On May 31, 2007, Immunicon announced that it had filed a Demand for Arbitration against Veridex, LLC, a wholly-owned subsidiary of Johnson and Johnson, or Veridex, whereby Immunicon is seeking termination of the 20-year exclusive worldwide agreement with Veridex, which currently grants Veridex the right to market, sell and distribute its cancer diagnostic products; rescission of all licenses currently held by Veridex under that agreement; and payment of compensatory and punitive damages based on, “repudiation and fundamental breaches by Veridex of its contractual, agency and other fiduciary obligations to market, sell and distribute Immunicon’s cancer diagnostic products.” It is anticipated that this arbitration will be completed before the end of the first quarter of 2008.

Immunicon reported product and service revenue of $4.7 million for the three months ended September 30, 2007, which represented a 160% increase over the $1.8 million in product and service revenue for the three months ended September 30, 2006. Instrument revenue was $3.3 million in the third quarter of 2007 compared to $1.0 million in the third quarter of 2006. Reagent and consumable product sales were $743,000 in the three months ended September 30, 2007 and $488,000 in the three months ended September 30, 2006. Service revenue increased by 107% to $588,000 in the third quarter of 2007 compared to $283,000 in the same period in 2006.

Immunicon delivered 22 CellTracks AutoPrep sample preparation instruments and 23 CellTracks Analyzer II instruments to customers during the quarter ended September 30, 2007 and now has 119 AutoPrep instruments and 130 cell analyzers in service. An instrument system is comprised of one cell analyzer plus one AutoPrep sample preparation device. As of September 30, 2007, we have an instrument backlog of 10 instrument systems. Recognition of revenue related to instrument shipments to customers typically is delayed for a period of several months pending the final evaluation and acceptance of these instruments by customers.

Costs of goods sold were $4.4 million for the three months ended September 30, 2007 compared to $1.9 million for the three months ended September 30, 2006. Immunicon reported a gross profit on product and service sales of $252,000 in the third quarter of 2007 compared to a loss on product sales of $151,000 in the quarter ended September 30, 2006. The gross profit on sales of products and services in the quarter ended September 30, 2007 reflects margin on instrument sales of $233,000 and on services of $276,000 offset by a loss on reagent and consumable sales of $257,000. We completed the outsourcing of our instrument manufacturing activities in the third quarter. Effective April 1, 2007, we increased the list prices for our instruments to $205,000 per instrument system from $150,000. As a result, the gross profit per instrument for the quarter was approximately $6,000.

Research and development expenses for the three months ended September 30, 2007 were $2.6 million compared to $3.1 million in the corresponding three months in 2006. The reduction of $500,000 was principally a result of the decrease in clinical trial and development costs and the utilization of certain research and development personnel to support pharma services activity. The salary cost related to support of pharma services activity is charged to cost of goods sold.

General and administrative (“G&A”) expenses for the quarter ended September 30, 2007 were $6.8 million, compared to $2.7 million for the comparable quarter of 2006. This increase is attributable principally to increases in legal and professional fees of $4.5 million related to our arbitration against Veridex. As of September 30, 2007, we have incurred $5.4 million in costs related to the arbitration.

As disclosed previously, Immunicon issued an aggregate of $30,000,000 in principal amount of unsecured subordinated convertible notes (the “Notes”) and received $27.3 million in proceeds net of related fees and expenses on December 5, 2006. As a result of this financing, Immunicon values certain provisions of the Notes and the related warrants separately in accordance with various accounting guidance documents, including Statement of Financial Accounting Standards 133, “Accounting for Derivative Instruments and Hedging Activities”, and related interpretations including EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” Upon issuance of the Notes, Immunicon recorded a liability of $8.1 million related to the embedded conversion option in the Notes and a liability of $1.9 million related to the value of the warrants. For the quarter ended September 30, 2007, Immunicon has marked-to-market the conversion option and the warrants and have recorded a non-cash increase in income of $3.3 million in the Consolidated Statement of Operations related to the change in valuation of the Notes and the related warrants for the three months ended September 30, 2007. For further description of the Notes and related warrants, please refer to the Current Report on Form 8-K filed by Immunicon with the Securities and Exchange Commission on December 5, 2006.

Interest expense was $1.5 million and $98,000 for the three months ended September 30, 2007 and 2006, respectively. The increase is attributable principally to the non-cash interest expense of $1.5 million related to the issuance of the Notes and related warrants. Interest income was $514,000 and $367,000 for the three months ended September 30, 2007 and 2006, respectively. The increase in 2007 was due to the higher available cash balance for investment in 2007.

For the three months ended September 30, 2007, Immunicon’s net loss was $6.7 million compared to a net loss of $5.6 million for the three months ended September 30, 2006. The loss per share was $0.24 and $0.20 for the three months ended September 30, 2007 and September 30, 2006, respectively. The weighted average common shares outstanding was 27.7 and 27.6 million, respectively, for the three month periods ended September 30, 2007 and September 30, 2006, respectively.

As of September 30, 2007, Immunicon had cash, cash equivalents and investments of $38.6 million.

Financial guidance update

Immunicon is updating its previously announced financial guidance for the year ending December 31, 2007:

•	Instrument system placements (a system includes one CellTracks Analyzer II and one CellTracks AutoPrep System)— range of between 65 and 75 system placements

•	CellTracks AutoPrep System and CellTracks Analyzer II Instrument revenue—range of between $9 million and $10 million (excludes estimated 2007 EasyCount System revenue)

•	Combined reagent, consumable and service revenue – range of between $5 million and $6.5 million

•	Net cash expenditures – range of between $20 million and $22 million

We are increasing the revenue guidance for instrument revenue from a range of between $8 million and $9 million due to a higher than previously anticipated rate of instrument placements in the second half of 2007. We are increasing our guidance for cash expenditures from a range of $17.5 million to $20 million to account for expenditures related to the arbitration against Veridex. For the nine months ended September 30, 2007, we have incurred $5.4 million in arbitration-related expenses. While it is difficult to project the extent of arbitration activities and costs, we expect that these activities and costs will increase over the next 3 to 4 months.

The financial guidance estimates shown above reflect current expectations of Immunicon’s management based on available information. These statements are forward-looking and actual results may differ materially, including as a result of the factors more specifically referenced below in the discussion regarding “forward-looking statements.” Estimating the items above is inherently difficult.

A summary of instrument shipments and instruments sold for revenue recognition purposes for the period from product launch to September 30, 2007 is shown below:

	Cumulative as of June 30, 2007	Three months ended September 30, 2007	Cumulative as of September 30, 2007
Instrument shipments

Cell analyzers	107	23	130

CellTracks AutoPreps	97	22	119

Instruments sold (1)

Cell analyzers	102	21	123

CellTracks AutoPreps	87	20	107

(1)	Represents instruments which were sold and revenue recorded in the period indicated.

Conference Call

Byron D. Hewett, President and CEO, and other members of Immunicon’s senior management will provide an update and discuss results via Webcast and conference call on Friday, November 2, 2007, at 9:00 a.m. EDT. To participate in the live call by telephone, the dial-in number for domestic U.S. listeners is (866) 700-7101 using passcode: 20778396. International callers may dial (617) 213-8837 using passcode: 20778396.

In addition, a live audio webcast of the call will be available online at Immunicon’s corporate website at http://www.immunicon.com. Webcast participants are encouraged to log on to the site at least 15 minutes prior to the scheduled start time to register, download, and install any necessary audio software. Following the call, a webcast audio replay will be available on Immunicon’s website until Friday, November 30, 2007. In addition, a dial-in replay will be maintained for five days through Wednesday, November 7, and can be accessed by dialing (888) 286-8010 (U.S. listeners) or (617) 801-6888 (International dialers), using reservation code: 42668045.

The conference call audio will also be distributed over the Thomson/CCBN Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through the Thomson/CCBN individual investor center at www.earnings.com or by visiting any of the investor sites in the Thomson/CCBN Individual Investor Network. Institutional investors can access the call via the Thomson/CCBN password-protected event management site, StreetEvents (www.streetevents.com).

About Immunicon Corporation

Immunicon Corporation is developing and commercializing proprietary cell- and molecular-based human diagnostic and life science research products with an initial focus on cancer disease management. Immunicon has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon’s products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases.

The information contained in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “assume,” “will” and similar expressions. Forward-looking statements contained in this press release include, among others, statements relating to Immunicon’s anticipated business performance, the on-going arbitration with Veridex, 2007 anticipated instrument system placements, instrument revenue, combined reagent, consumable and service revenue, net loss, net loss per common share and net cash expenditures, Immunicon’s funding strategy for commercialization activities and key product and clinical development programs and other statements not of historical fact, including those related to our financial guidance for 2007. Immunicon cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management’s current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by Immunicon’s forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with: Immunicon’s dependence on Veridex, LLC, a Johnson & Johnson company, in the field of cancer cell analysis; the risks and uncertainties associated with the arbitration proceeding with Veridex given Immunicon’s dependence on Veridex; Immunicon’s capital and financing needs; research and development and clinical trial expenditures; commercialization of Immunicon’s product candidates; Immunicon’s ability to use licensed products and to obtain new licenses from third parties; Immunicon’s ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to Immunicon’s customers for Immunicon’s products; risks and uncertainties associated with Immunicon’s outstanding convertible notes and warrants; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under Immunicon’s agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to Immunicon’s products; effectiveness of Immunicon’s products compared to competitors’ products; protection of Immunicon’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against Immunicon; labor, contract or technical difficulties; and competitive pressures in Immunicon’s industry. These factors are discussed in more detail in Immunicon’s filings with the Securities and Exchange Commission. Except as required by law, Immunicon accepts no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for modifications made to this document by Internet or wire services.

“Immunicon” and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. “CellSpotter,” “CellTracks” and “AutoPrep” are registered trademarks of Immunivest Corporation, a wholly-owned subsidiary of Immunicon Corporation. “CellTracks Analyzer II” is a trademark of Immunivest Corporation. “CellSearch” is a trademark of Johnson & Johnson. All other trademarks or servicemarks appearing herein are the property of their respective holders. ALL RIGHTS RESERVED.

Contact Information:	Investors/Media:
Tierney Communications
James G. Murphy	Denise Portner
SVP of Finance & Administration, CFO	Vice President
215-830-0777 ext. 8313	215-790-4395
jmurphy@immunicon.com	dportner@tierneyagency.com

IMMUNICON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS—UNAUDITED

(In thousands, except share amounts)

	September 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,300	$36,132
Short-term investments	15,323	15,401
Receivable from related party	1,120	409
Accounts receivable, net	1,641	1,402
Inventory	2,978	3,966
Prepaid expenses	398	613
Other current assets	572	861

Total current assets	45,332	58,784
Property and equipment, net	2,795	4,011
Deferred financing fees	2,043	2,616
Other assets	835	362

TOTAL ASSETS	$51,005	$65,773

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$1,717	$1,781
Accounts payable	4,859	1,743
Payable to related party	1,355	792
Accrued expenses	4,764	4,304
Current portion of deferred revenue
Related party	1,228	1,821
Other	329	438
Detachable warrants	228	2,181
Conversion option related to convertible debt	699	9,286

Total current liabilities	15,179	22,346

Convertible subordinated notes payable, net of discount	24,033	20,313
Long-term debt	1,750	2,256
Deferred revenue
Related party	446	234
Other	944	423

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value—100,000,000 authorized, 27,714,266 and 27,667,769 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	28	28
Additional paid-in capital	163,499	162,596
Currency translation adjustment	31	22
Accumulated deficit	(154,905)	(142,445)

Total stockholders’ equity	8,653	20,201

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,005	$65,773

IMMUNICON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 30, 2007 COMPARED TO SEPTEMBER 30, 2006

(in thousands, except for per share and per share data)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Product and service revenue
Related party product revenue	$2,727	$659	$5,554	$1,373
Third party customer product revenue	1,355	855	3,658	2,843
Service revenue	588	283	1,767	960

Total product and service revenue	4,670	1,797	10,979	5,176

Cost of goods sold	4,418	1,948	10,946	5,897

Income, (loss) on product and service revenue	252	(151)	33	(721)

Milestone, license and other revenue	142	138	409	539

Total revenue	4,812	1,935	11,388	5,715

Operating expenses:
Research & development	2,645	3,129	8,434	9,507
General & administrative	6,771	2,683	12,407	7,501

Total operating expenses	9,416	5,812	20,841	17,008

Operating (loss)	(9,022)	(5,825)	(20,399)	(17,190)

Other income (expense)
Interest and other income, net	514	367	1,689	1,177
Change in fair value of detachable warrant and conversion right	3,316	—	10,539	—
Interest expense	(1,535)	(98)	(4,555)	(314)

Other income (expense), net	2,295	269	7,673	863

(Loss) before income tax benefit	(6,727)	(5,556)	(12,726)	(16,327)
Income tax (benefit)	—	—	(266)	—

Net (loss)	$(6,727)	$(5,556)	$(12,460)	$(16,327)

Net (loss) per common share—basic and diluted	$(0.24)	$(0.20)	$(0.45)	$(0.59)

Weighted average common shares outstanding—basic and diluted	27,714,266	27,645,607	27,699,561	27,616,724